UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 28, 2020
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Definitive Material Agreement

On August 28, 2020, BlackBerry Limited (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which it issued $365 million aggregate principal amount of 1.75% unsecured convertible debentures (the “1.75% Debentures”) on September 1, 2020. In connection with the issuance, the Company entered into an indenture (the “Indenture”) dated September 1, 2020 by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and BNY Trust Company of Canada, as trustee, governing the 1.75% Debentures. A copy of the Subscription Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

The offering is part of a refinancing by the Company of its outstanding 3.75% unsecured convertible debentures (the “3.75% Debentures”) and the Company has used the proceeds from the offering to replenish cash on hand used to redeem the 3.75% Debentures as described in Item 2.04 hereof.

The following is a summary of the material attributes of the 1.75% Debentures and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to this report and is incorporated by reference herein.

Maturity. The 1.75% Debentures have a maturity date of November 13, 2023 (the “Maturity Date”), subject to the prior conversion or payment thereof as provided by the Indenture.

Interest. The 1.75% Debentures bear interest at a rate of 1.75% per annum, payable in equal quarterly instalments in arrears on the first day of March, June, September and December of each year. If an Event of Default (as defined below) has occurred and is continuing, the 1.75% Debentures will bear interest at a rate of 5.75% per annum during the period of the default.

Guarantees. Each of the Guarantors has separately guaranteed the payment of principal, premium (if any) and interest and other amounts due under the 1.75% Debentures, and the performance of all other obligations of the Company under the Indenture (the “Guarantees”). Other significant subsidiaries of the Company may be required to provide such Guarantees where they satisfy certain financial tests.

Covenants. The Company is subject to customary covenants associated with the 1.75% Debentures include limitations on the Company’s senior indebtedness.

Subordination. The 1.75% Debentures rank pari passu with one another and, subject to statutory preferred exceptions, shall rank equally with all other present and future unsubordinated unsecured indebtedness of the Company, other than specified senior indebtedness of the Company and the Guarantors.

Conversion Privilege. Each Holder shall have the right at its option to convert each $1,000 principal amount of its 1.75% Debentures into shares of common stock of the Company (“Common Shares”) at any time prior to the third business day prior to the Maturity Date. Common shares will be issued based on an initial conversion price of $10.00 principal amount of 1.75% Debentures per share (the “Conversion Price”), subject to adjustment in certain circumstances. The maximum number of Common Shares issuable upon conversion of the 1.75% Debentures is 89,166,666 Common Shares.

No Redemption. The 1.75% Debentures are not redeemable at the option of the Company prior to the Maturity Date.

Change of Control. The 1.75% Debentures are subject to a change of control provision whereby the Company would be required to make an offer to repurchase the 1.75% Debentures at 115% of the principal amount thereof plus accrued and unpaid interest, if any, if a person or group (other than Fairfax Financial Holdings Limited (“Fairfax”) or its affiliates, or any of their joint actors) acquires 35% of the Company’s outstanding common shares, acquires all or substantially all of its assets, or if the Company merges with another entity and the Company’s existing shareholders hold less than 50% of the common shares of the surviving entity.

Events of Default. The Indenture provides for such events of default as are customary for indebtedness of this type that could, subject to certain conditions, cause the principal amount of the 1.75% Debentures plus accrued and unpaid interest (including additional interest), if any, to become due and payable, including a default by the Company or any Guarantor in the performance of or compliance with any term of any other indebtedness that results in the acceleration of indebtedness, or the failure to pay any such indebtedness at maturity, in each case in an aggregate amount in excess of in an aggregate principal amount of more than $50,000,000.

Fairfax and certain of its affiliates are parties to the Subscription Agreement. Fairfax owns approximately 8.40% of the Company’s outstanding capital stock and owned 82.64% of the 3.75% Debentures. Fairfax has agreed to a six-month standstill covenant with the Company on customary terms. Prem Watsa, a director of the Company, is the Chairman and Chief Executive Officer of Fairfax.

The information set forth in Item 2.04 of this report is incorporated herein by reference.

On September 1, 2020, the Company issued a press release announcing the issuance of the 1.75% Debentures, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof relating to the Indenture and related 1.75% Debentures is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On August 28, 2020, following receipt of the requisite consents of the holders of the 3.75% Debentures, the Company entered into the First Supplemental Indenture (the “First Supplemental Indenture”) and the Second Supplemental Indenture (the “Second Supplemental Indenture”), each by and among the Company, the subsidiary guarantors named therein and BNY Trust Company of Canada, to the Indenture, dated as of September 7, 2016, by and among the Company, the subsidiary guarantors named therein and BNY Trust Company of Canada. The First Supplemental Indenture provides for the optional early redemption of the 3.75% Debentures by the Company and the Second Supplemental Indenture shortens the notice period applicable to any such redemption.

A copy of the First Supplemental Indenture is filed as Exhibit 4.2 hereto and is incorporated herein by reference. The description of the First Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit. A copy of the Second Supplemental Indenture is filed as Exhibit 4.3 hereto and is incorporated herein by reference. The description of the Second Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Additionally, on August 28, 2020, the Company issued a notice of redemption to holders of the 3.75% Debentures to redeem the entire outstanding principal amount of the 3.75% Debentures on September 1, 2020 (the “Redemption Date”) at a redemption price of 101.6854508% of the outstanding principal amount of the 3.75% Debentures. The Company redeemed the 3.75% Debentures on the Redemption Date.

On August 28, 2020, the Company issued a press release announcing the redemption, a copy of which is attached hereto as Exhibit 99.2.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 hereof relating to the Indenture and 1.75% Debentures is incorporated by reference into this Item 3.02.

The securities issued in the private placement were issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) of the Securities Act and the rules promulgated thereunder, including Regulation S.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Indenture
4.2	First Supplemental Indenture
4.3	Second Supplemental Indenture
10.1	Subscription Agreement
99.1	BlackBerry Limited press release dated September 1, 2020
99.2	BlackBerry Limited press release dated August 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	September 1, 2020	By:	/s/ Steve Rai
			Name:	Steve Rai
			Title:	Chief Financial Officer